Exhibit 99.1

Bronco Drilling Company, Inc. Announces Third Quarter Results

OKLAHOMA CITY, November 4, 2010 (BUSINESS WIRE)—Bronco Drilling Company, Inc. (Nasdaq/GS:BRNC) announced today financial and operational results for the three months ended September 30, 2010.

Consolidated Results
Revenues for the third quarter of 2010 were $34.8 million compared to $29.9 million for the second quarter of 2010 and $15.8 million for the third quarter of 2009.  Net loss for the third quarter of 2010 was $18.8 million compared to net loss of $21.9 million for the previous quarter and $42.7 million for the third quarter of 2009. The Company generated Adjusted EBITDA of $7.1 million for the third quarter of 2010 compared to $2.8 million for the previous quarter and negative Adjusted EBITDA of $2.8 million for the third quarter of 2009. The Company’s fully diluted earnings per share for the quarter ended September 30, 2010, were a loss of $0.69 based on 27.2 million shares.

Results for the third quarter of 2010 were adversely affected by several non-recurring charges.  These charges were related to the divestment of our well service assets, certain mechanical drilling rigs and ancillary drilling equipment, all of our trucking assets and a one-time loss related to Bronco MX.  These items resulted in a pre-tax charge of approximately $28.5 million in the third quarter.    Without these non-recurring charges, fully diluted earnings per share for the quarter would be a loss of $0.05.

Average operating land rigs for the third quarter of 2010 were 34 compared to 37 for the previous quarter and 47 for the third quarter of 2009.  The decrease from the previous quarter is due to certain mechanical rigs being sold during the quarter.  Revenue days for the quarter increased to 2,060 from 1,810 for the previous quarter and increased from 980 for the third quarter of 2009.  Utilization for the third quarter of 2010 was 65% compared to 54% for the previous quarter and 23% for the third quarter of 2009.  Average daily cash margins for our land drilling fleet for the quarter ended September 30, 2010, were $4,960 compared to $3,770 for the previous quarter and $2,518 for the third quarter of 2009.

About Bronco Drilling
Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	September 30,	December 31,
	2010	2009
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$7,476	$9,497
Receivables
Trade and other, net of allowance for doubtful accounts of
$4,471 and $3,576 in 2010 and 2009, respectively	24,132	15,306
Affiliate receivables	2,271	9,620
Unbilled receivables	834	828
Income tax receivable	4,977	3,800
Current deferred income taxes	4,036	1,360
Current maturities of note receivable from affiliate	1,567	2,000
Prepaid expenses	711	666

Total current assets	46,004	43,077

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	317,369	386,514
Transportation, office and other equipment	16,080	18,602
	333,449	405,116
Less accumulated depreciation	102,069	116,455
	231,380	288,661

OTHER ASSETS
Note receivable from affiliate, less current maturities	-	517
Investment in Challenger	38,199	39,714
Investment in Bronco MX	20,142	21,407
Debt issue costs and other	3,294	3,672
Non-current assets held for sale	6,773	48,535
	68,408	113,845

	$345,792	$445,583

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,366	$9,756
Accrued liabilities	8,585	7,952
Current maturities of long-term debt	93	89

Total current liabilities	17,044	17,797

LONG-TERM DEBT, less current maturities and discount	8,124	51,814

WARRANT	2,285	2,829

DEFERRED INCOME TAXES	23,443	32,872

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000
shares authorized; 27,176 and 26,713 shares
issued and outstanding at September 30, 2010 and December 31, 2009	275	270

Additional paid-in capital	309,822	307,313

Accumulated other comprehensive income	829	538

Retained earnings (accumulated deficit)	(16,030)	32,150
Total stockholders' equity	294,896	340,271

	$345,792	$445,583

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
REVENUES
Contract drilling revenues	$34,837	$15,826	$87,070	$87,001

EXPENSES
Contract drilling	24,619	13,358	65,893	58,049
Depreciation and amortization	7,163	9,357	22,513	28,664
General and administrative	3,701	4,765	12,933	12,369
Loss on Bronco MX transaction	232	23,964	397	23,964
Impairment of drilling rigs and related equipment	7,761	-	7,761	-
Loss on sale of drilling rigs and related equipment	20,809	-	20,809	-
	64,285	51,444	130,306	123,046

Loss from continuing operations	(29,448)	(35,618)	(43,236)	(36,045)

OTHER INCOME (EXPENSE)
Interest expense	(1,052)	(1,493)	(3,942)	(5,543)
Loss from early extinguishment of debt	-	(2,859)	-	(2,859)
Interest income	121	73	203	237
Loss on partial sale of investment in Bronco MX	(1,271)	-	(1,271)	-
Equity in loss of Challenger	(203)	(1,271)	(1,515)	(1,828)
Equity in income (loss) of Bronco MX	2	-	(285)	-
Impairment of investment in Challenger	-	(21,247)	-	(21,247)
Other	55	(159)	172	(483)
Change in fair value of warrant	-	(1,578)	544	(1,578)
	(2,348)	(28,534)	(6,094)	(33,301)
Loss from continuing operations before income tax	(31,796)	(64,152)	(49,330)	(69,346)
Income tax benefit	(12,126)	(23,716)	(17,090)	(24,819)

Loss from continuing operations	(19,670)	(40,436)	(32,240)	(44,527)
Income (loss) from discontinued operations, net of tax	846	(2,218)	(15,940)	(6,994)
NET LOSS	$(18,824)	$(42,654)	$(48,180)	$(51,521)

Loss per common share-Basic
Continuing operations	$(0.72)	$(1.52)	$(1.19)	$(1.67)
Discontinued operations	0.03	(0.08)	(0.59)	(0.26)
Loss per common share-Basic	$(0.69)	$(1.60)	$(1.78)	$(1.93)

Loss per common share-Diluted
Continuing operations	$(0.72)	$(1.52)	$(1.19)	$(1.67)
Discontinued operations	0.03	(0.08)	(0.59)	(0.26)
Loss per common share-Diluted	$(0.69)	$(1.60)	$(1.78)	$(1.93)

Weighted average number of shares outstanding-Basic	27,176	26,663	27,058	26,637

Weighted average number of shares outstanding-Diluted	27,176	26,663	27,058	26,637

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet, and adjusted EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus loss (income) from discontinued operations, net of tax, income tax expense, other and non-recurring expense, general and administrative expense and depreciation, amortization and impairment, and divided by revenue days for the period.  Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense and depreciation, amortization, impairment and other non-cash charges. We have presented average daily cash margin, average hourly cash margin and Adjusted EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin and Adjusted EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin nor Adjusted EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, none of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and Adjusted EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	September 30,		June 30
	2010	2009	2010
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net loss:
Net loss	$(18,824)	$(42,654)	$(21,937)
Loss(income) from discontinued operations, net of tax	(846)	2,218	15,371
Income tax benefit	(12,126)	(23,716)	(2,341)
General and administrative	3,701	4,765	5,015
Depreciation and amortization	7,163	9,357	7,645
Other and non-recurring expense	31,150	52,498	3,070

Drilling margin	10,218	2,468	6,823

Revenue days	2,060	980	1,810

Average daily cash margin	$4,960	$2,518	$3,770

	Three Months Ended		Three Months Ended
	September 30,		June 30,
	2010	2009	2010
	(Unaudited)		(Unaudited)
Calculation of Adjusted EBITDA:
Net loss	$(18,824)	$(42,654)	$(21,937)
Interest expense	1,052	1,493	1,434
Income tax benefit	(12,126)	(23,716)	(2,341)
Depreciation and amortization	7,163	9,357	7,645
Other adjustments related to discontinued operations	(1,194)	908	14,954
Other and non-recurring expense	31,070	51,850	3,066

Adjusted EBITDA	$7,141	$(2,762)	$2,821

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company, Inc.
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com